COUGAR

GLOBAL INVESTMENTS

AN AFFILIATE OF CARILLON TOWER ADVISERS

Code of Ethics and Conduct

TABLE OF CONTENTS

1	PURPOSE AND DEFINITIONS		4

	1.1	PURPOSE	4

	1.2	OBJECTIVE	4

	1.3	RESPONSIBILITIES	4

	1.4	STANDARD OF CARE	4

	1.5	COMPLIANCE	5

	1.6	ADMINISTRATION	5

	1.7	DEFINITIONS	5

2	CONFLICTS OF INTEREST		10

	2.1	PERSONAL CONFLICTS OF INTEREST	10

	2.2	DISCLOSURE	11

3	PRODUCT LEVEL ACCESS AND TRADING		11

	3.1	ACCESS PERSON	11

	3.2	PERSONAL TRADING	11

	3.3	BLACKOUT PERIOD	12

	3.4	REPORTING REQUIREMENTS	12

	3.5	INSIDER TRADING AND NON PUBLIC INFORMATION	12

4	ANTI-FRAUD LEGAL REQUIREMENTS		13

	4.1	CODE AMENDMENTS AND MODIFICATIONS	14

5	MEDIA AND PUBLIC STATEMENTS		14

6	CONFIDENTIALITY		14

7	REPRISALS		15

8	ENFORCEMENT AND SANCTIONS		15

9	REVIEW AND ADMINISTRATION		16

	9.1	ANNUAL REVIEW	16

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9.2	CODE ADMINISTRATION	16

SCHEDULE “A” – UDP, Compliance Staff and location of documents		18

SCHEDULE “B” Acknowledgment by Employee - Receipt of Cougar Global Code of Ethics And Conduct, Raymond James Financial code of Business conduct and ethics and Raymond James finical insider trading policy		19

SCHEDULE “C” – Annual Certification and Acknowledgement of Code of Ethics		20

SCHEDULE “D” – Report of Initial Disclosure of Service on Corporate Boards		21

SCHEDULE “E” – Report of Initial Disclosure of Service on Non-Profit Boards		22

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1   PURPOSE AND DEFINITIONS

1.1          PURPOSE

This Code of Ethics and Conduct has been adopted by Cougar Global Investments in order to establish rules of conduct for employees and officers of Cougar Global and to comply with Rule 204A-1 of the Investment Advisers Act of 1940 (the “Advisers Act”).  This code applies to all Cougar Global employees, Cougar Global Access persons and certain members of their immediate family.  Associates covered under this code must not take advantage of their position and must comply with applicable securities legislation. In addition Cougar Global employees have a fiduciary duty to place the interests and investment opportunities of clients ahead of their own interests and to avoid activities, conflicts of interests and relationships that might interfere with making decisions in the best interest of clients.

All Cougar Global employees and Access persons are also subject to the Raymond James Financial Code of Business Ethics and Conduct and the Raymond James Financial Insider Trading Policy. Cougar Global employees are encouraged to address any circumstances that are unclear with the CCO, in the event that any portion of this code conflicts with the Raymond James Financial Code of Business Conduct and Ethics or the Raymond James Financial Insider Trading policy

Should it arise in this Code or in any Cougar Global policy that there is a difference between the requirements of the Ontario Securities Commission and the Securities and Exchange Commission the more stringent of the two requirements will apply.

1.2          OBJECTIVE

The objective of the Code is to ensure fair treatment of investors in products managed by Cougar Global Investments in that, at all times, the interests of Cougar Global’s clients and the investors in the investment products managed by Cougar Global should be placed above personal interests through the application of the highest standards of integrity and ethical business conduct by the employees, officers and directors of Cougar Global.

1.3          RESPONSIBILITIES

Employees, officers and directors of Cougar Global must not take unfair advantage of their position, knowledge or relationship with the products managed by Cougar Global, or engage in any conduct which is not in the best interests of the clients of Cougar Global.

For an “Access Person” (defined in Section 1.6 of the Code), special rules regarding personal trading activities as described in Section 3 apply. Trading transactions by Cougar Global for its products always have priority over personal trading transactions.

1.4          STANDARD OF CARE

All employees, officers and directors of Cougar Global have a duty to clients and  investors in the investment products managed by Cougar Global  and to act honestly, in good faith and in their best interests and to exercise the degree of care, diligence and skill that a reasonably prudent manager would exercise in the circumstances.  This standard of care extends to each area of Cougar Global’s business operations.

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1.5          COMPLIANCE

All employees, officers and directors of Cougar Global are required to comply with all laws applicable to Cougar Global’s business operations, including securities laws and regulations and other legal obligations concerning the provision of investment advisory services, insider trading and reporting of insider transactions.  All employees have a duty to know, understand and comply with any of those laws, which apply to their employment duties and responsibilities.  All associates should be aware that their legal obligations may be more extensive than their obligations to Cougar Global and products managed by Cougar Global under the Code.  If an associate is uncertain about these requirements, they should contact the compliance officer for guidance.

1.6          ADMINISTRATION

The CCO and/or the Compliance Manager administer compliance within the code.  The name and telephone number of the Compliance personnel appear in Schedule B.  Where required or appropriate, the UDP of Cougar Global may handle specific issues.

1.7          DEFINITIONS

An “Access Person” has, or is able to obtain, access to non-public information concerning the portfolio holdings, the trading activities or the ongoing investment programs of products managed by Cougar Global.

A person may be an Access Person in relation to specific types of information at Cougar Global whilst simultaneously not being an Access Person in relation to other information at Cougar Global. Access Persons are defined as follows:

Access Persons are persons with access to investment information relating to portfolios managed by investment managers, research analysts, traders and other staff directly employed by Cougar Global or an affiliate firm.

An “access person-related account” refers to an account for any of the following persons:

a)	the employee;

b)	the employee’s spouse;

c)	the employee’s minor child or children;

d)	any other relative of the employee or employee’s spouse, sharing the same home as the employee;

e)
any other person whose account is managed, controlled or influenced by or through the employee, or to whom the employee gives advice with regard to the acquisition or disposition of securities;  examples of such accounts are accounts where the employee is acting as trustee, executor, pledgee, agent or in any similar capacity; and

f)
any other account in which the employee has a beneficial ownership interest;  such beneficial interest (unless otherwise exempted) may arise where an employee has a beneficial interest in securities under a trust, will, partnership or other arrangement, or

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through a closely held corporation or investment club.

A person shall not be deemed to be an Access Person solely by reason of:

a)	normally assisting in the preparation of public reports but not receiving information about current recommendations or trading; or

b)	in a single instance or inadvertently and infrequently obtaining knowledge of current recommendations or trading activities.

If you are an Access Person, the restrictions apply to:

a)	accounts registered in your name;

b)	accounts for which you are able to, directly or indirectly, exercise investment or voting control; and

c)	accounts in which you have a “beneficial interest”.

A person is deemed to have “beneficial interest” in an account if the person is in a position to receive benefits comparable to ownership benefits (through family relationship, understanding, agreement or by other arrangements), or has the ability to gain ownership, either immediately or at some future time.

You are considered to have a beneficial interest in accounts:

a)	registered in your name;

b)	held by your spouse or other family members living in the same household;

c)	held by a corporation, partnership or other entity in which you participate in the investment or voting decisions;

d)	held in trust for you or those listed above, unless

	i.	the trustee is someone other than your spouse or other family members living in the same household; and

	ii.	you are not able to, directly or indirectly, exercise investment or voting control over the accounts; and

e)	held by an investment club, of which you or those listed above participate in the investment or voting decisions.

The above examples are not exhaustive of all situations in which a beneficial interest can exist. If you are uncertain about whether a beneficial interest exists, or wish to obtain an exemption for a specific account, contact the compliance officer.

“Exchange Traded Fund” is defined as a security representing a share ownership in a trust or corporation that holds other securities, usually those represented in an independently constructed and widely-recognised security market index.

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“insider” means:

a)	every director or senior officer of a reporting issuer;

b)	every director or senior officer of a company that is itself an insider or subsidiary of a reporting issuer;

c)
any person or company who beneficially owns, directly or indirectly, voting securities of a reporting issuer or who exercises control or direction over voting securities of a reporting issuer or a combination of both carrying more than 10% of the voting rights attached to all voting securities of the reporting issuer for the time being outstanding other than voting securities held by the person or company as underwriter in the course of a distribution; and

d)	a reporting issuer where it has purchased, redeemed or otherwise acquired any of its securities, for so long as it holds any of its securities.

“material change” means a change in the business, operations or capital of the issuer that would reasonably be expected to have a significant effect on the market price or value for the securities of the issuer and includes a decision to implement such change made by the Board or by the senior management of the issuer who believe that confirmation of the decision by the Board is probable.

“material fact” where used in relation to securities issued or proposed to be issued means a fact that significantly affects or would reasonably be expected to have a significant effect on the market price or value of the securities.

“material non-public information” means knowledge of any material change or a material fact relating to a security that has not been generally disclosed to the public.  Examples of material non-public information could include:

a)	an actual or proposed change in the control of the issuer;

b)	a change in dividend policy;

c)	a significant change in earnings or anticipated earnings;

d)	a merger or acquisition; and

e)	any other information which has not been generally disclosed to the public which would be likely to materially affect the price of the issuer’s shares.

Material non-public information also includes trading and research information relating to all products managed by Cougar Global.

The term “immediate family” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, brother-in-law, or sister-in-law, as well as adoptive relationships and common law spouse.

The term “derivative security” is generally defined as any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to an

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equity security, or similar securities, with a value derived from the value of an equity security.

A person who is a shareholder of a corporation or similar entity is deemed not to have a beneficial interest in portfolio securities held by the corporation or entity, so long as the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation’s or the entity’s portfolio.

The term “control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

“person or company in a special relationship with an issuer” means:

a)	a person or company that is an insider, affiliate or associate of,

	i.	the issuer,

	ii.	a person or company that is proposing to make a take-over bid for the securities of the issuer, or

iii.
a person or company that is proposing to become a party to a reorganization, amalgamation, merger or arrangement or similar business combination with the reporting issuer or to acquire a substantial portion of its property;

b)
a person or company that is engaging in or proposes to engage in any business or professional activity with or on behalf of the issuer or with or on behalf of a person or company described in (a)(ii) or (iii) above;

c)	a person who is a director, officer or employee of the issuer or of a person or company described in (a)(ii) or (iii) or (b) above;

d)	a person or company that learns of a material fact or material change with respect to the issuer while the person or company was a person or company described in (a), (b) or (c) above; or

e)
a person or company that learns of a material fact or material change with respect to the issuer from any other person or company described in this section, including a person or company described in this clause, and knows or ought reasonably to have known that the other person or company is a person or company in such a relationship.

“Reprisal” is defined as,

any measure taken against an employee that adversely affects his or her employment and includes but is not limited to;

(i) ending or threatening to end the employee’s employment;

(ii) demoting, disciplining or suspending, or threatening to demote, discipline or suspend an employee;

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(iii) imposing or threatening to impose a penalty related to the employment of the employee; or

(iv) intimidating or coercing an employee in relation to his or her employment.

“reporting Issuer” is defined as an issuer,

a)
that has issued voting securities on or after the 1st day of May, 1967 in respect of which a prospectus was filed and a receipt therefore obtained under a predecessor of the Securities Act (Ontario) (the “Act”) or in respect of which a securities exchange take-over bid circular was filed under a predecessor of the Act,

b)	that has filed a prospectus and has obtained a receipt for it under the Act,

c)	that has filed a securities exchange take-over bid circular under the Act before December 14, 1999,

d)
any of whose securities have been at any time since the 15th day of September, 1979 listed and posted for trading on any stock exchange in Ontario recognized by the Ontario Securities Commission, regardless of when such listing and posting for trading commenced,

e)	to which the Business Corporations Act (Ontario) applies and which, for the purposes of that Act, is offering its securities to the public,

f)
that is the company whose existence continues following the exchange of securities of a company by or for the account of such company with another company or the holders of the securities of that other company in connection with,

	i.	a statutory amalgamation or arrangement, or

ii.
a statutory procedure under which one company takes title to the assets of the other company that in turn loses its existence by operation of law, or under which the existing companies merge into a new company, where one of the amalgamating or merged companies or the continuing company has been a reporting issuer for at least twelve months;

g)	that the Ontario Securities Commission has deemed to be a reporting issuer under section 83.1 of the Securities Act (Ontario); or

h)	that is a reporting issuer or is deemed to be a reporting issuer under the securities legislation or regulation of any province or territory of Canada other than Ontario.

“securities” include any interest or instrument commonly known as a security, including stocks, bonds, options, warrants, financial commodities, other derivative products managed by Cougar Global, interests in privately placed offerings and limited partnerships.

“Sub-advisor” means each company providing advisory services to the products under Cougar Global’s management.

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2          CONFLICTS OF INTEREST

When faced with a conflict with respect to services provided to clients or the investors in the products managed by Cougar Global, the firm and its associates will exercise the business judgement of responsible persons, uninfluenced by considerations other than the best interests of clients, and the investors in the products managed by Cougar Global.

2.1          PERSONAL CONFLICTS OF INTEREST

a)
Employees, must avoid any situation in which their personal interests conflict or appear to conflict with their duties at Cougar Global. Conflicts of interest may arise in a number of ways and include the following categories:

	i.	a personal interest in a proposed business transaction involving Cougar Global or in a business activity also conducted by Cougar Global;

	ii.	a proposed directorship in a public company;

	iii.	a proposed directorship in a private company, a mutual corporation or a not-for-profit corporation;

	iv.	shareholdings in excess of 5% in any public company in which Cougar Global or products managed by Cougar Global own securities;

	v.	use of Cougar Global’s name in connection with outside political, charitable or other business activities;

	vi.	an interest in the business of a supplier, contractor, customer, competitor or other company in which Cougar Global has an investment;

vii.
borrowing from clients, or from providers of goods or services with whom Cougar Global deals, except those who engage in lending in the usual course of their business and then only on terms offered to others in similar circumstances, without special  treatment; and

	viii.	acceptance of gifts or other personal benefits from persons who deal with Cougar Global.

It is not acceptable for Access Persons to serve as directors of public companies that are reporting issuers.  If you wish to serve as a director of a privately held-for-profit company or mutual corporation, then you must obtain prior written approval from the compliance officer.  You may serve on the board of directors of entities such as schools, churches, mosques, synagogues, industry organizations or similar not-for-profit boards.  However, you should obtain prior written approval from the compliance officer before accepting directorship appointments to the boards of such entities.

Cougar Global employees are prohibited from soliciting, accepting or giving gifts or gratuities, except for gifts of a nominal value ( i.e., gifts whose reasonable value is no more than $100 a year), customary business lunches, dinners, entertainment (e.g., sporting events) and promotional items (e.g. pens, mug, t-shirts) in situations where the Cougar Global employee, because of his and her position with Cougar Global, may be offered gifts or may wish to give gifts to an unaffiliated persons

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or entities that do business with Cougar Global. If an employee receives any gift that might be prohibited under this code, the employee must promptly inform the CCO.

If a member of the investment team is invited to attend a conference in which all expenses or some of the expenses will be paid by the conference sponsor/organizer, approval must be obtained from the CIO and CCO, to ensure that there will be no influence on the investment decision process.

All gifts must be declared to the compliance department, where a gifting log will be maintained. Employees will be asked in the quarterly trading attestation to confirm that all gifts have been reported.

b)	Fiduciary appointments should be discussed with the compliance officer before being accepted.

c)
If you have received proper approval to serve in an outside organization or to engage in other outside employment, you may retain all compensation paid for such service unless otherwise provided by the terms of the approval.  You may not retain compensation received for services on Boards of Directors or as an officer of a corporation where you serve in the course of your employment activities with Cougar Global.

2.2          DISCLOSURE

If you know a conflict of interest exists or could arise, all details of the conflict of interest must be provided to the compliance officer immediately.  If you are uncertain as to whether a conflict of interest exists or could arise, discuss the matter with the compliance officer.

3           PRODUCT LEVEL ACCESS AND TRADING

3.1          ACCESS PERSON

a)	Every employee officer and director of Cougar Global should consider him/herself an Access Person unless otherwise specifically exempted by the compliance officer.

b)	Access Persons must not use their position in Cougar Global to obtain special treatment or investment opportunities not generally available to the products managed by Cougar Global or the public.

c)
Notwithstanding the above, a person who, either accidentally, incidentally or deliberately, obtains material non-public information automatically becomes an Access Person with respect to that information and automatically becomes subject to the parts of the Code relevant to that information.

d)
Access Persons must transfer all self-directed investments accounts to Q trade, Raymond James Ltd, or Raymond James Financial within 6 months of joining Cougar Global. This also applies to any Access Person related accounts.

3.2          PERSONAL TRADING

Cougar Global uses Exchange Traded Funds (ETFs) to represent asset classes in order to implement its investment strategy. Cougar Global directly trades the ETFs when portfolios are rebalanced or to

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accommodate client cash flow requirements.

3.3          BLACKOUT PERIOD

With regard to personal trading during rebalance periods, a blackout period is set such that Access Persons are prohibited from trading in ETF securities held on the Cougar Global Selected ETF List three business days prior to the anticipated trade date and three business days after trading. This also applies to any Access Persons related accounts. Blackout period dates will be communicated to all employees at the time they are established each month.

3.4          REPORTING REQUIREMENTS

Applicable securities legislation generally prohibits any person who has access to information concerning an investment program from purchasing or selling securities of an issuer for his or her own account where the information is used by that person for his or her own benefit or advantage.

The following rules apply to employees who wish to conduct personal trading in securities.

a)
Prior approval from the Chief Compliance officer is required before trading in ETF securities.  Approval for trades shall be valid for five business days, unless a shorter period is imposed by the Chief Compliance officer.

b)
Personal trades by or on behalf of the employee’s spouse and any other member of the employee’s family who either resides in the same dwelling as the employee or derives a direct or indirect interest from the employee must follow the pre-clearance procedures outlined in the section unless such personal trades are made by an independent investment advisor pursuant to discretionary trading authority.

c)
On a quarterly basis, all access persons must provide an attestation of trading activity of all personal trading. This attestation must be submitted by all access persons regardless of whether there has been any personal trading in the quarter.  All access persons shall declare their activity OR absence of activity to the Chief Compliance officer within 30 days of every quarter-end.

d)	On a quarterly basis, for accounts held at Raymond James Ltd or Raymond James Financial, the investment account statement will be sent to compliance for a review of trading activity.

e)
Personal trades by or on behalf of the employee’s spouse and any other member of the employee’s family who either resides in the same dwelling as the employee or derives a direct or indirect interest from the employee must follow the reporting procedures outlined in the section unless such personal trades are made by an independent investment advisor pursuant to discretionary trading authority.

3.5          INSIDER TRADING AND NON PUBLIC INFORMATION

All Access Persons are subject to special rules and restrictions with respect to trading in securities within accounts covered by the Code.  Access Persons must not use any non-public information about products managed by Cougar Global for their direct or indirect personal benefit or in a manner which would not be in the best interest of the products managed by Cougar Global.  That prohibition

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includes what is commonly called “front-running” and it is not only a breach of the Code, but is generally punishable under applicable securities legislation.

In accordance with the Ontario Securities Act If an access person, officer or director of the firm is ever put in situation for which they have a special relationship with a reporting issuer, they shall

a.	Not purchase or sell securities of the issuer with the knowledge of a material fact or material change with respect to the issuer that has not been publicly disclosed

b.
Not inform, other than in the necessary course of business, another person or company of a material fact or material change with respect to the issuer before the material fact or material change has been publicly disclosed

In addition, Section 204A of the Advisers Act requires Cougar Global to establish written policies and procedures reasonably designed to prevent the misuse in violation of the Advisers Act or Securities Exchange Act of 1934 or rules or regulations thereunder of material, non-public information by Cougar Global or any person associated with Cougar Global. Pursuant to Rule 204A, the Commission has adopted Rule 204A-1 which requires Cougar Global to maintain and enforce a written code of ethics

4          ANTI-FRAUD LEGAL REQUIREMENTS

All persons subject to this Code are subject to the general anti-fraud prohibitions under Section 17(j) of the 1940 Act and Section 206 of the Advisers Act. Accordingly, it is unlawful for such persons in connection with the purchase or sale, directly or indirectly, by the person of a Security held or to be acquired by the Fund to:

A.	Employ any device, scheme or artifice to defraud a Fund;

B.
Make any untrue statement of a material fact to a Fund or omit to state a material fact necessary in order to make the statements made to a Fund, in light of the circumstances under which they are made, not misleading;

C.	Engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon any Fund; or

D.	Engage in any manipulative practice with respect to a Fund.

In addition, pursuant to Section 206 of the Advisers Act, it is unlawful for Employees directly or indirectly to:

A.	Employ any device, scheme or artifice to defraud any Advisory Client or prospective client;

B.	Engage in any transaction, practice or course of business which operates as a fraud or deceit upon any Advisory Client or prospective client; or

C.	Engage in any act, practice or course of business which is fraudulent, deceptive or manipulative.

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4.1          CODE AMENDMENTS AND MODIFICATIONS

This Code may be amended or modified as deemed necessary by the CCO or UDP of Cougar Global. On an annual basis Cougar will provide each employee with a copy of our code of ethics and any amendments. Employees are required to provide a written acknowledgment of their receipt of the code and any amendments on an annual basis.

5          MEDIA AND PUBLIC STATEMENTS

All Cougar Global staff must inform the Chief Investment Officer in regards to Media Events and Public Statements.  Cougar Global staff should not discuss current picks or investment strategies or mention on specific securities that may be interpreted as recommendations.

No one at the firm should be making any past specific recommendations in their public appearances and interviews. Past specific recommendations are the mentioning of specific securities that have been bought or sold by the Cougar Global Investments. The primary concern underlying the prohibition against advertisements containing past specific recommendations is that the firm could “cherry pick” its profitable recommendations and omit the unprofitable ones. If a specific security that was bought or sold is mentioned in any public statement then all securities that were bought and sold must also be disclosed. The option to mention an asset class instead of the specific security is acceptable.

If a Cougar Global staff member has been quoted publicly indicating current actions that may influence management of the Investment Product, trade instructions contrary to that publicly stated view on a specific security will be delayed by five trading days after the statement was published.  If a Cougar Global staff member has been quoted publicly, the Chief Investment Officer and Chief Compliance officer must be notified immediately.

6          CONFIDENTIALITY

All information obtained from any person covered under the terms of the Code shall, subject to applicable law, be kept in strict confidence, except reports of securities transactions can be made available to the Securities Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.  Both the Compliance Officer and the Access Person are required to keep details of personal trading approval requests confidential (whether the trades are permitted or denied), subject to any legal obligation to report the trade under applicable securities legislation.

In the course of conducting its business Cougar Global must obtain and use certain personal information relating to clients.  To ensure the privacy of its clients, Cougar Global will conduct its business in accordance with the following principles:

a)	Personal information that is collected and retained will be considered to be confidential, and proper safeguards will be employed to protect that confidentiality.

b)
Every reasonable effort will be made to ensure that personal information collected, used, retained or disclosed is accurate, relevant, timely and complete.  A client will be encouraged to correct, clarify or update personal information in a timely fashion.

c)	Without the client’s express written consent, Cougar Global, its employees, licensed

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representatives, officers or directors will not permit inappropriate access to, or disclosure of a client’s personal information to any person, except as may be required by legal process, or statutory authority.

7          REPRISALS

No associate, or person acting on behalf of Cougar Global, shall take a reprisal against an associate of the firm because the employee has:

(a) sought advice about providing information, expressed an intention to provide information, or provided information to the Ontario Securities Commission, a recognized self-regulatory organization or a law enforcement agency about an act of an employee or person acting on behalf of the Cougar Global, that has occurred, is ongoing or is about to occur, and that the employee reasonably believes is contrary to Ontario securities law or a by-law or other regulatory instrument of a recognized self-regulatory organization; or

(b) in relation to information provided in (a) above, cooperated, testified or otherwise assisted, or expressed an intention to cooperate, testify or otherwise assist in:

I.	an investigation by the Ontario Securities Commission, a recognized self-regulatory organization or a law enforcement agency, or

II.	a proceeding of the Ontario Securities Commission or a recognized self-regulatory organization, or a judicial proceeding.

No contract or agreement, employment or otherwise (including a confidentiality agreement), between Cougar Global and any of its associates, shall contain any provisions that preclude an associate from:

a) providing information described in (8)(a) above to the Ontario Securities Commission, a recognized self-regulatory organization or a law enforcement agency; or

(b) in relation to the information provided under clause (8)(a) above, cooperating, testifying or otherwise assisting, or expressing an intention to cooperate, testify or otherwise assist in,

I.	an investigation by the Ontario Securities Commission, a recognized self-regulatory organization or a law enforcement agency, or
II.	a proceeding of the Ontario Securities Commission or a recognized self-regulatory organization, or a judicial proceeding.

8          ENFORCEMENT AND SANCTIONS

a)
When there is reason to believe an employee, officer or director of Cougar Global has violated the code, knowingly or unknowingly, an in-depth review will be conducted by the compliance manager and/or the Chief Compliance officer. As part of this process, the employee will have an opportunity to be heard before a decision is rendered. Full cooperation in any investigations initiated by Cougar Global under the Code or by securities regulators or other competent legal authorities is mandatory.

b)
Sanctions under the Code range in severity and may include, among other things, a reprimand (orally or in writing), warnings, a reversal of any improper transaction and disgorgement of the profits from the transaction, censure, fines, demotion, suspension, dismissal, referral to the

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SEC, OSC or other regulatory authorities.

c)
A person or company convicted of an insider trading or “tipping” offence under applicable securities law may be subject to imprisonment. All employees, officers and directors of Cougar Global have a duty to report any contravention of the Code which comes to their attention and to co-operate in the investigation of possible breaches of the Code.  The Compliance officer will review on a regular basis reporting by Access Persons to ensure compliance with the personal trading procedures in the Code.  Honest mistakes and omissions must be reported to the Compliance officer immediately for remedial action.

All Cougar Global associates must promptly report any violations or contraventions of the code to the CCO. All associates also have access The Raymond James AlertLine, an internal confidential reporting hotline that enables associates to report unethical behavior and/or policy violations, confidentially and anonymously; including but not limited to: financial improprieties, harassment, discriminatory practices, intimidation, and conflict of interest. Staffed by an impartial third-party provider, the AlertLine is available 24 hours a day, seven days a week, and can be accessed through raymondjames.alertline.com or by calling 1.888.686.8351.

9           REVIEW AND ADMINISTRATION

9.1          ANNUAL REVIEW

The Compliance officer will report any violations of the Code, and the action taken by Cougar Global, to the Directors with respect to matters pertaining to the products managed by Cougar Global.  The Compliance officer may independently of management consult directly with the Legal counsel in matters where management may be involved or potentially involved.

The Compliance officer will provide a written report, at least annually, to the Directors of Cougar Global, and to the President of Cougar Global, summarizing:

a)	compliance with the Code for the period under review;

b)	violations of the Code since the date of the previous report;

c)	sanctions imposed under the Code since the date of the previous report;

d)	changes in procedures recommended for the Code; and

e)	any other information requested by the Directors.

9.2          CODE ADMINISTRATION

Cougar Global’s Compliance officer serves as the administrator of this Code. The Compliance Officer’s duties include:

a)	Maintenance of a current list of Cougar Global Access Persons;

b)	Providing all employees with a copy of the Code and periodically informing them of their duties and obligations under the Code;

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c)	Supervising the implementation and terms of the Code;

d)	Maintaining or supervising the maintenance of all records and reports required by the Code;

e)	Issuing, either personally or with the assistance of counsel, any interpretation of the Code which would be consistent with the objectives of the Code;

f)
Submitting an annual report to the directors of Cougar Global containing a description of any material violation, any action taken and other significant information concerning administration of the Code; and

g)	Regular reporting on Code compliance to the Board of Directors and to the Ultimate Designated Person.

January 2020	17

SCHEDULE “A” – UDP, Compliance Staff and location of documents

UDP Annie Hiraoka (416) 840-8559

CCO Valerie Marseille (416) 840 8564

A copy of the Cougar Code of Ethics, the Raymond James Financial Code of Business Conduct and ethics and the Raymond James Financial Insider Trading Policy can be found in:

N:\Compliance\Policies & Procedures\Compliance Manual

January 2020	18

SCHEDULE “B” Acknowledgment by Employee - Receipt of Cougar Global Code of Ethics And Conduct, Raymond James Financial code of Business conduct and ethics and Raymond James finical insider trading policy

To:  Cougar Global Investments
  Scotia Plaza 40 King Street West
  Toronto, ON M5H 3Y2

I hereby acknowledge receipt of a copy of the Cougar Global Code of Ethics and Conduct, the Raymond James Financial Code of Business Conduct and Ethics and the Raymond James Financial Insider Trading Policy which I have read and understand.  I will comply fully with all provisions of each code and policy with the extent they apply to me.  I further understand and acknowledge that any violation of either code or policy, including engaging in a prohibited transaction or failure to file reports as required, may subject me to disciplinary action, including termination of employment.

I certify that I have not, during the past ten years:

1.
been convicted of, or pleaded guilty or no contest to, any felony, or any misdemeanour involving investments or an investment-related business, fraud, false statements or omissions, wrongful taking of property, bribery, forgery, counterfeiting or extortion;

2.	been enjoined by a court in connection with any investment-related activity or found by a court to have been involved in any violation of investment-related laws or rules;

3.
been subject to disciplinary action or found to have violated or to have been a cause of violations by others of any law or rule by a securities commission, any federal or provincial or foreign jurisdiction’s regulatory agency, any securities or commodities exchange or securities or commodities self-regulatory organization; and

4.	been the subject of or affiliated with the subject of an order entered by any foreign government, court, regulatory agency or exchange related to investments or fraud.

I am not aware of any pending proceeding, investigation or inquiry that could lead to any such event.  I agree to notify Cougar Global’s compliance officer immediately if I become aware of any such event, proceeding, investigation or inquiry.

Signature	Printed Name

Date

Please return this copy, duly executed and dated, to the Compliance Officer.  Thank you.

January 2020	19

SCHEDULE “C” – Annual Certification and Acknowledgement of Code of Ethics

I understand that under the provisions of the Cougar Global Code of Ethics and Conduct, the Raymond James Financial Code of Business Conduct and Ethics and the Raymond James Financial Insider Trading Policy. I am classified as (check either) ___an Access Person (sign both sections below) or ___a Non Access Person (sign the top section below).

For ALL EMPLOYEES:

Annual certification and acknowledgement for the period of January 1 through December 31, 201X:

I hereby certify and acknowledge that:

1.	I have read and understand the Cougar Global Code of Ethics and Conduct and I agree to abide by it;

2.	I have read and understand the Raymond James Financial Code of Business Conduct Ethics and I agree to abide by it;

3.	I have read and understand the Raymond James Financial Insider Trading Policy and I agree to abide by it;

4.
I have not violated any of the policies and procedures contained in the Cougar Global Code of Ethics and Conduct, the Raymond James Financial Code of Business Ethics and the Raymond James Financial Insider Trading Policy.

5.	I have not traded on accidentally, incidentally or deliberately obtained non-public information;

6.
I have not been subject to any disciplinary action by the Ontario Securities Commission, any provincial regulatory authority, self-regulatory organization or foreign regulatory authority, nor have I been charged in any legal proceeding with conduct that would constitute a basis for disciplinary action by a securities regulatory body; and

7.
I understand that violation of the Cougar Global Code of Ethics and Conduct, the Raymond James Financial Code of Business Ethics and Conduct or the Raymond James Financial Insider Trading Policy will result in sanction(s).

Signature	Printed Name

Date

For ACCESS PERSONS only - You must sign and date the declaration below.

Trading declaration:  I hereby declare that all securities that fall under the provisions of the Cougar Global Code of Ethics and Conduct and that were traded during the above indicated review period for my personal account or for any account in which I, or an immediate family member residing in my household have a direct or indirect beneficial interest, including holdings by a spouse, minor children, trusts, foundations and any account for which trading authority has been delegated to me, have been reported to Cougar Global’s chief compliance officer during the period.

Signature	Printed Name

Date

January 2020	20

SCHEDULE “D” – Report of Initial Disclosure of Service on Corporate Boards

This report sets forth the name of each organization for which you serve as a director or other fiduciary, including privately held or mutual corporations.

Name of Corporation	First Year of Service	Address

To the best of my knowledge, I have disclosed all of my service on corporate boards.

Signature	Printed Name

Date

January 2020	21

SCHEDULE “E” – Report of Initial Disclosure of Service on Non-Profit Boards

This report sets forth the name of each organization for which you serve as a director or other fiduciary, including such as schools, churches, mosques, synagogues, industry organizations or similar not-for-profit boards.

Name of Organization	First Year of Service	Address

To the best of my knowledge, I have disclosed all of my service on non-profit boards.

Signature	Printed Name

Date

January 2020	22